Exhibit 99.1

Jerash Holdings Announces Reopening of Factories in Jordan

Fairfield, New Jersey – May 1, 2020 – Jerash Holdings (US), Inc. (Nasdaq: JRSH) (the “Company” or “Jerash”), a producer of high-quality textile goods for leading global brands, today announced that its factories have resumed production in the country of Jordan. Jordan previously announced a nationwide shutdown of non-essential activities as part of its proactive national efforts to limit the spread of COVID-19. The country is now advancing controlled re-opening plans within certain industries.

In addition to resuming the production of garments for its existing customers, Jerash announced that it is coordinating efforts with both existing and prospective new customers to produce face masks, protective clothing, and other personal protective equipment, such as hospital gowns. These initial production runs may result in larger or longer-term order activity. Prior to the nationwide shutdown, Jerash produced face masks for the Jordanian government to support the medical community.

“Jerash has maintained close contact with government officials during the national shutdown, an action we fully supported in the interest of the safety of our workers, their families, and all Jordanians,” said Samuel Choi, Chairman and CEO of Jerash Holdings. “We believe that early and aggressive action by the government has proven effective in slowing the progression of COVID-19 cases in Jordan and saved many lives.”

“We are excited to resume manufacturing operations as our global brand customers prepare for the fall and winter seasons, which we hope to be periods of recovery for countries around the world,” said Gilbert Lee, Chief Financial Officer. “While we know economies and consumers worldwide will be affected by the economic impact of COVID-19, we believe it is more important than ever that our customers be able to source from Jerash and take advantage of high-quality garment manufacturing and duty free imports to the U.S. and EU from our facilities in Jordan.”

Choi continued, “The approval to resume production at our facilities is in part due to our dormitory housed workforce, which requires no commute from outside of the industrial zone to our factories. We have also implemented additional health and hygiene measures in coordination with the government’s guidance. These include temperature checks, face masks, additional handwashing, social distancing, limiting the number of workers in the factory daily, dedicated sanitation teams, and many other measures to protect our workers.”

Jerash’s main factories in the Qualified Industrial Zone in Amman have resumed operations, as has the satellite sewing factory south of the city. These factories are producing orders to major global brand customers worldwide across a growing range of garment categories.

About Jerash Holdings (US), Inc.

Jerash Holdings (US), Inc. (Nasdaq: JRSH) is a manufacturer utilized by many well-known brands and retailers, such as Walmart, Costco, Hanes, Columbia, VF Corporation (which owns brands such as The North Face, Timberland, JanSport, etc.), and PVH Corp. (which owns brands such as Calvin Klein, Tommy Hilfiger, IZOD, etc.). Its production facilities comprise five factory units and three warehouses and it currently employs approximately 4,000 people. The total annual capacity at its facilities was approximately 8.0 million pieces as of the end of calendar year 2019. Additional information is available at http://www.jerashholdings.com.

Forward Looking Statements

This news release contains forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made. When used in this document, the words “may”, “would”, “could”, “will”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “expect”, “seek”, “potential,” “outlook” and similar expressions are intended to identify forward-looking statements. Such statements reflect Jerash’s current views with respect to future events and are subject to such risks and uncertainties. Many factors could cause actual results to differ materially from the statements made, including those risks described from time to time in filings made by Jerash with the Securities and Exchange Commission. In addition, there is uncertainty about the spread of the COVID-19 virus and the impact it may have on the Company’s operations, the demand for the Company’s products, global supply chains and economic activity in general. These and other risks and uncertainties are detailed in the Company’s filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated or expected. Statements contained in this news release regarding past trends or activities should not be taken as a representation that such trends or activities will continue in the future. Jerash does not intend and does not assume any obligation to update these forward-looking statements, other than as required by law.

Contact Information:

Matt Kreps, Darrow Associates Investor Relations

(214) 597-8200

mkreps@darrowir.com